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                                                                 EXHIBIT 4.5

                              NELLCOR INCORPORATED

                           1994 EQUITY INCENTIVE PLAN

               Adopted by the Board of Directors on July 27, 1994
                Approved by the Stockholders on October 24, 1994
                       As Amended through August 25, 1995

     1.   PURPOSE.

          (a) The purpose of the 1994 Equity Incentive Plan (the "Plan") is to provide a means by which employees of and consultants to Nellcor Incorporated (the "Company") and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) incentive stock options, (ii) nonqualified stock options, (iii) stock grants, including restricted stock grants, and (iv) rights to purchase restricted stock, all as defined below.

          (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), including parents or subsidiaries which become such after adoption of the Plan.

          (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants to the Company and its Affiliates, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

          (d) The Company intends that any and all grants issued under the Plan ("Stock Awards") shall, in the discretion of the Board of Directors of the Company (the "Board"), or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either (i) stock options granted pursuant to paragraph 5 hereof, including incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options being hereinafter referred to collectively as "Options"), or (ii) stock grants, including restricted stock grants, or rights to purchase restricted stock granted pursuant to paragraph 6 hereof.


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     2.   ADMINISTRATION.

          (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee as provided in subparagraph 2(c).

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (1) to determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonqualified Stock Option, a stock grant, a restricted stock grant, a right to purchase restricted stock or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person;

               (2) to construe and interpret the Plan and Stock Awards granted under it and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

               (3)  to amend the Plan as provided in paragraph 13; and

               (4) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

          (c) Subject to subparagraph 2(f) below, the Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"), all of the members of which Committee shall be disinterested persons if required and as defined by the provisions of subparagraph 2(d). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

          (d) The term "disinterested person," as used in this Plan, shall mean a director: (i) who was not during the one (1) year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its Affiliates entitling the participants therein to acquire equity securities of the Company or any of its Affiliates except as permitted by Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) who is otherwise considered to be a "disinterested person" in accordance with such Rule, or any other applicable rules, regulations or interpretations of


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the Securities and Exchange Commission.  Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

          (e) Any requirement that an administrator of the Plan be a "disinterested person" shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

          (f) Notwithstanding the foregoing provisions of this paragraph 2, grants of Stock Awards to any "covered employee", as such term is defined by
Section 162(m) of the Code ("Named Executive") shall be made only by a subcommittee of the Committee which, in addition to meeting the other applicable requirements of this paragraph 2, is composed solely of two or more "outside directors" (the "Subcommittee"). For this purpose, "outside directors" do not include directors who are (i) current employees of the Company or any Affiliate,
(ii) former employees of the Company or any Affiliate who are currently receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) current or former officers of the Company or any Affiliate and (iv) persons currently receiving remuneration, from the Company or any Affiliate for personal services in any capacity other than as a director. For purposes of this subparagraph 2(f), remuneration received by persons from the Company or any Affiliate for personal services shall include (i) remuneration paid to an entity in which the person has a beneficial ownership interest of greater than 50%; (ii) remuneration paid to an entity that employs the person (including self-employment) in excess of the lesser of (A) $60,000 or
(B) 5% of the gross income of the entity for the entity's taxable year ending with or within the Company's or any Affiliate's taxable year ("de minimis remuneration"), and (iii) remuneration in excess of de minimis remuneration paid to an entity in which the person has a beneficial ownership interest of at least 5% but not more than 50%.

     3.   SHARES SUBJECT TO THE PLAN.

          (a) Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate Two Million Five Hundred Thousand (2,500,000) shares of the Company's $.001 par value common stock (the "Common Stock"). If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the Common Stock not purchased under such Stock Award shall again become available under the Plan. Shares repurchased by the Company pursuant to any repurchase rights reserved by the Company pursuant to the Plan shall not be available for subsequent issuance under the Plan.

          (b) The Common Stock subject to the Plan may be authorized but unissued shares or shares reacquired by the Company on the open market or otherwise.

          (c) An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the


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Incentive Stock Option is granted) of the Common Stock with respect to which incentive stock options (as defined by the Code) are exercisable for the first time by such optionee during any calendar year under all such plans of the Company and its Affiliates does not exceed One Hundred Thousand Dollars ($100,000). If it is determined that an entire Option or any portion thereof does not qualify for treatment as an Incentive Stock Option by reason of exceeding such maximum, such Option or the applicable portion shall be considered a Nonqualified Stock Option.

     4.   ELIGIBILITY.

          (a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee of the Company or any Affiliate. Stock Awards other than Incentive Stock Options may be granted only to employees (including officers) of or consultants to the Company or any Affiliate. A director of the Company shall not be eligible to receive such Stock Awards, unless, subject to subparagraph (b) below, such director is also an employee of or a consultant to the Company or any Affiliate.

          (b) A director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to the director: (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of "disinterested persons" as defined in subparagraph 2(d); or (ii) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. This subparagraph 4(b) shall not apply if the Board or Committee expressly declares that such requirement shall not apply.

          (c) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such persons owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, unless the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the fair market value of the Common Stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

     5.   TERMS OF STOCK OPTIONS.

          Each Option shall be in such form and shall contain such terms and conditions as the Board or the Committee (or in the case of Options granted to Named Executives, the Subcommittee) shall deem appropriate. The provisions of separate


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Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a) No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

          (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the Option on the date the Option is granted. The exercise price of each Nonqualified Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the Common Stock subject to the Option on the date the Option is granted; provided, however, that the exercise price of each Nonqualified Stock Option granted to Named Executives shall not be less than one hundred percent (100%) of the fair market value of the Common Stock subject to the Option on the date the Option is granted.

          (c) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) at the discretion of the Board or the Committee (or in the case of Options granted to Named Executives, the Subcommittee), either at the time of grant or exercise of the Option, (A) by delivery to the Company of shares of Common Stock of the Company that have been held for the period required to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise, (B) according to a deferred payment or other arrangement with the person to whom the Option is granted or to whom the Option is transferred pursuant to subparagraph 5(d) or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee (or in the case of Options granted to Named Executives, the Subcommittee) in their respective discretion.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at not less than the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (d) An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the lifetime of the optionee to whom the Incentive Stock Option is granted only by such optionee. An option which is not an Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee.


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          (e)  The total number of shares of Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subparagraph 5(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

          (f) The Company may require any optionee, or any person to whom an Option is transferred under subparagraph 5(d), as a condition of exercising any such Option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative who has such knowledge and experience in financial and business matters, (ii) to give written assurances satisfactory to the Company that he or she is capable of evaluating, alone or together with the purchaser's representative, the merits and risks of exercising the Option; and
(iii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Common Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (x) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities law.

          (g) An Option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant with the Company or an Affiliate, unless: (i) such termination is due to such person's permanent and total disability within the meaning of Section 422(c)(6) of the Code in which case the Option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant; (ii) the optionee dies while in the employ of or while serving as a consultant to the Company or an Affiliate, or within not more than three (3) months after termination of such employment or relationship as a consultant, in which case the Option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such Option pass by will or by the laws of descent and distribution; or (iii) the Option by its term specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant with the Company or an Affiliate; or (B) that it may be exercised more than three (3) months after termination of the optionee's employment or


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relationship as a consultant with the Company or an Affiliate.  This subparagraph 5(g) shall not be construed to extend the term of any Option or to permit anyone to exercise the Option after expiration of its term nor shall it be construed to increase the number of shares as to which any Option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant.

          (h) The Option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant with the Company or any Affiliate to exercise the Option as to any part or all of the shares subject to the Option prior to the stated vesting dates of the Option. Any shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

          (i) To the extent provided by the terms of an Option, each optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the shares of the Common Stock otherwise issuable to the optionee as a result of the exercise of the Option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock having the fair market value less than or equal to the amount of the withholding tax obligation.

          (j) No individual shall be granted Options representing more than 200,000 shares of Common Stock in any single calendar year.


     6. TERMS OF STOCK GRANTS, RESTRICTED STOCK GRANTS AND PURCHASES OF RESTRICTED STOCK.

          Each stock grant agreement, restricted stock grant agreement or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee (or in the case of grants of stock, including restricted stock grants, or rights to purchase restricted stock to Named Executives, the Subcommittee) shall deem appropriate. The terms and conditions of stock grant , restricted stock grant or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock grant agreement, restricted stock grant agreement or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

          (a) The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee (or in the case of grants of stock, including restricted stock grants, or rights to purchase restricted stock to Named


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Executives, the Subcommittee) shall determine and designate in such agreement.
Notwithstanding the foregoing, the Board or the Committee (or in the case of grants of stock, including restricted stock grants, or rights to purchase restricted stock to Named Executives, the Subcommittee) may determine that eligible participants in the Plan may be awarded stock pursuant to a stock grant agreement or a restricted stock grant agreement.

          (b) No rights under a stock grant agreement, restricted stock grant agreement or restricted stock purchase agreement shall be assignable by an participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable agreement.

          (c) The purchase price of stock acquired pursuant to a restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee (or in the case of grants of stock, including restricted stock grants, or rights to purchase restricted stock to Named Executives, the Subcommittee), according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee (or in the case of grants of stock, including restricted stock grants, or rights to purchase restricted stock to Named Executives, the Subcommittee) in their discretion. Notwithstanding the foregoing, the Board or the Committee (or in the case of grants of stock including restricted stock grants or rights to purchase restricted stock to Named Executives, the Subcommittee) to which administration of the Plan has been delegated may award Common Stock pursuant to a stock grant agreement or a restricted stock grant agreement.

          (d) Shares of Common Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee (or in the case of grants of stock, including restricted stock grants, or rights to purchase restricted stock to Named Executives, the Subcommittee).

          (e) In the event a person ceases to be an employee of or ceases to serve as a consultant to the Company or an Affiliate, the Company may, in its sole discretion, repurchase or otherwise acquire any or all of the shares of Common Stock held by that person which have not vested as of the date of termination under the terms of the stock grant agreement, restricted stock grant agreement or restricted stock purchase agreement between the Company and such person.

          (f) The Subcommittee is hereby authorized to grant Stock Awards to Named Executives consisting of stock grants or restricted stock grants which qualify as performance-based compensation under Section 162(m) of the Code, such that (i) the issuance of such Stock Awards is contingent upon attainment of pre-established, objective performance goals of the Company or (ii) the lapsing of restrictions or the vesting of such Stock Awards is contingent upon attainment of pre-established, objective


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performance goals of the Company.  The performance goals to be used in connection with such Stock Awards will be revenues and/or operating profit of the Company, as determined at the sole discretion of the Subcommittee. Performance goals will be established by the Subcommittee, as the case may be, prior to the beginning of each performance period, defined as July 1 of each year or such later date as permitted under the Code or applicable regulations.

          (g) No individual shall be granted stock, restricted stock or the right to purchase restricted stock in an amount greater 50,000 shares of Common Stock in any single calendar year.

     7.   CANCELLATION AND RE-GRANT OF OPTIONS.

          The Board or the Committee (or in the case of Options granted to Named Executives, the Subcommittee) shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options, (i) the repricing of any outstanding Options under the Plan and/or (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock; provided, however, that, in either case, the new exercise price per share shall not be less than: in the case of a Nonqualified Stock Option, eighty-five percent (85%) of the fair market value per share of the Common Stock on the new grant date;, in the case of an Incentive Stock Option, one hundred percent (100%) of the fair market value per share of the Common Stock on the new grant date ; in the case of an Option granted to a Named Executive, one hundred percent (100%) of the fair market value per share of the Common Stock on the new grant date; or, in the case of an incentive stock option granted to a 10% stockholder (as defined in subparagraph 4(c)), not less than one hundred and ten percent (110%) of the fair market value per share of the Common Stock on the new grant date. A repricing of Options permitted under this paragraph 7 shall be deemed to be the cancellation of the outstanding Options and the grant in substitution therefore of new Options under the Plan. Any Options canceled or deemed canceled pursuant to this paragraph 7 shall nevertheless be taken into account in computing the number of shares of Common Stock granted to an individual in the form of Stock Awards in a given calendar year for purposes of subparagraph 5(j).

     8.   COVENANTS OF THE COMPANY.

          (a) During the terms of the Stock Awards granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards up to the number of shares of Common Stock authorized under the Plan.

          (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock under the Stock Awards granted under


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 the Plan; provided, however, that this undertaking shall not require the
Company to register under the Securities Act either the Plan, any Stock Award granted under the Plan or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

     9.   USE OF PROCEEDS FROM COMMON STOCK.

          Proceeds from the sale of Common Stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

     10.  MISCELLANEOUS.

          (a) The Board or Committee (or in the case of Stock Awards granted to Named Executives, the Subcommittee) shall have the power to accelerate the time during which a Stock Award may be exercised or the time during which a Stock Award or any part thereof will vest notwithstanding the provisions in the Stock Award stating the time during which it may be exercised or the time during which it will vest.

          (b) Neither an optionee nor any person to whom an Option is transferred under the provisions of the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

          (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any eligible employee, consultant, optionee or holder of Stock Awards under the Plan any right to continue in the employ of the Company or any Affiliate or to continue acting as a consultant or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship of any eligible employee, consultant, optionee or holder of Stock Awards under the Plan with or without cause. In the event that a holder of Stock Awards under the Plan is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant for purposes hereof, and (ii) suspend or otherwise delay the time or times at which exercisability or vesting would otherwise occur with respect to any outstanding Stock Awards under the Plan.

     11.  ADJUSTMENTS UPON CHANGES IN COMMON STOCK.


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
           If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

     12.  CHANGE OF CONTROL.

          (a) Notwithstanding anything to the contrary in this Plan, in the event of a Change of Control (as hereinafter defined), then, at the sole discretion of the Board and to the extend permitted by applicable law: (i) any surviving corporation shall assume the rights and obligations of the Company under any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan; (ii) the time during which such Stock Awards become vested or may be exercised shall be accelerated and any outstanding unexercised rights under any Stock Awards terminated if not exercised prior to such event; or (iii) such Stock Awards shall continue in full force and effect.

          (b) For purposes of the Plan, a "Change of Control" shall be deemed to have occurred at any of the following times:

               (i) Upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its Affiliates, or any employee benefit plan of the Company or its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

               (ii) At the time individuals who, as of July 19, 1994, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 19, 1994, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as


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though such person were a member of the Incumbent Board; or

             (iii) Immediately prior to the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

               (iv) The occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

     13.  AMENDMENT OF THE PLAN.

          (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 11 relating to adjustments upon changes in the Common Stock, no amendment shall be effective unless approved within twelve (12) months before or after the adoption of the amendment by the vote of the majority of the shares of the Company represented and voting at a duly held meeting where the amendment will:

               (i) Increase the number of shares reserved for Stock Awards under the Plan;

               (ii) Increase the maximum number of shares that may be acquired in any single calendar year by any individual under the Plan;

               (iii) Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act; or

               (iv) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 162(m) or 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

          (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee Incentive Stock Options and/or to bring the Plan and/or Options granted under it into compliance therewith.


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

          (c) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, unless: (i) the Company requests the consent of the person to whom the Stock Award was granted; and (ii) such person consents in writing.


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

     14.  TERMINATION OR SUSPENSION OF THE PLAN.

          (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on July 19, 20041. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any Stock Awards granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

     15.  EFFECTIVE DATE OF PLAN.

          The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercisable unless and until the Plan has been approved by a majority of the Company's stockholders voting (in person or by proxy) at a stockholder's meeting held within twelve (12) months of the Board's adoption of the Plan and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.


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